                                                                     Exhibit 2.1

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                           SECOND AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                      LET'S TALK CELLULAR & WIRELESS, INC.

                                       AND

                          CERTAIN SELLING SHAREHOLDERS

                         RELATING TO THE ACQUISITION OF

                            SOSEBEE ENTERPRISES, INC.

                            d/b/a CELLULAR WAREHOUSE

                                       AND

                            CELLULAR WAREHOUSE, INC.

                            DATED AS OF MARCH 1, 1998

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                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                   ARTICLE I

PURCHASE OF STOCK..................................................................................................1

         1.1 Purchase and Sale.....................................................................................1
         1.2 Purchase Price........................................................................................1
         1.3 Purchase Price Adjustments............................................................................2

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS......................................................................5

         2.1  Corporate Organization, Etc..........................................................................5
         2.2  Subsidiaries.........................................................................................5
         2.3  Stock Record Books...................................................................................5
         2.4  Corporate Minute Books...............................................................................5
         2.5  Title to Stock.......................................................................................5
         2.6  Authorization, Etc...................................................................................6
         2.7  Options and Rights...................................................................................6
         2.8  No Violation.........................................................................................6
         2.9  Financial Statements.................................................................................6
         2.10 Employees............................................................................................7
         2.11 Absence of Certain Changes...........................................................................7
         2.12 Contracts............................................................................................8
         2.13 True and Complete Copies.............................................................................9
         2.14 Title and Related Matters............................................................................9
         2.15 Litigation..........................................................................................10
         2.16 Tax Matters.........................................................................................10
         2.17 Compliance with Law and Applicable Government Regulations...........................................12
         2.18 ERISA and Related Matters...........................................................................12
         2.19 Intellectual Property...............................................................................15
         2.20 Customer Warranties.................................................................................16
         2.21 Products Liability..................................................................................16
         2.22 Environmental Matters...............................................................................16
         2.23 Capital Expenditures and Investments................................................................17
         2.24 Dealings with Affiliates............................................................................17
         2.25 Insurance...........................................................................................17
         2.26 Accounts Receivable; Inventories....................................................................18
         2.27 Brokerage...........................................................................................18
         2.28 Customers and Suppliers.............................................................................18
         2.29 Permits.............................................................................................18


         2.30 Acquisitions.........................................................................................19
         2.31 Improper and Other Payments..........................................................................19
         2.32 Disclosure...........................................................................................19
         2.33 Indebtedness.........................................................................................19
         2.34 Securities Laws Matters..............................................................................19
         2.35 Legends..............................................................................................20
         2.36 Amendments to Disclosure Schedules...................................................................20
         2.37 Pre-Closing Covenants................................................................................20

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................................................................20

         3.1  Corporate Organization, Etc..........................................................................20
         3.2  Authorization, Etc...................................................................................21
         3.3  No Violation.........................................................................................21
         3.4  Investment Intent....................................................................................21
         3.5  Reports and Financial Statements.....................................................................21
         3.6  Absence of Certain Changes...........................................................................22

                                   ARTICLE IV

COVENANTS OF THE SELLERS...........................................................................................22

         4.1  Regular Course of Business...........................................................................22
         4.2  Amendments...........................................................................................22
         4.3  Capital Changes; Pledges.............................................................................22
         4.4  Dividends............................................................................................23
         4.5  Capital and Other Expenditures.......................................................................23
         4.6  Leases...............................................................................................23
         4.7  Assets...............................................................................................23
         4.8  Accounts Payable.....................................................................................23
         4.9  Accounting Policies..................................................................................23
         4.10 Borrowing............................................................................................23
         4.11 Full Access and Disclosure...........................................................................23
         4.12 Tax Matters..........................................................................................24
         4.13 Certain Operational Matters..........................................................................24

                                   ARTICLE V

COVENANTS OF THE PURCHASER.........................................................................................24

         5.1  Confidentiality......................................................................................24




                                      (ii)

         5.2  Board Membership.....................................................................................24
         5.3  Director Indemnification.............................................................................25

                                   ARTICLE V

OTHER AGREEMENTS...................................................................................................25

         6.1  Agreement to Defend..................................................................................25
         6.2  Further Assurances...................................................................................25
         6.3  No Solicitation or Negotiation.......................................................................25
         6.4  No Termination of Sellers' Obligations by Subsequent Incapacity, Dissolution, Etc....................26
         6.5  Deliveries After Closing.............................................................................26
         6.6  NonCompetition.......................................................................................26
         6.7  Public Announcements.................................................................................27
         6.8  Hart-Scott-Rodino Act................................................................................27
         6.9  Trading in LTC Common Stock..........................................................................27
         6.10 Certain Tax Matters..................................................................................28

                                  ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.....................................................................29

         7.1  Representations and Warranties; Performance..........................................................29
         7.2  Consents and Approvals...............................................................................29
         7.3  Opinion of the Sellers' Counsel......................................................................30
         7.4  No Material Adverse Change...........................................................................30
         7.5  No Proceeding or Litigation..........................................................................30
         7.6  Financing............................................................................................30
         7.7  Carrier Agreements...................................................................................30
         7.8  Accounting Matters...................................................................................30
         7.9  Condition of Assets..................................................................................30
         7.10 Termination of Affiliate Contracts...................................................................30
         7.11 Secretary's Certificate..............................................................................31
         7.12 Certificates of Good Standing........................................................................31
         7.13 Leases...............................................................................................31
         7.14 Employment Agreements................................................................................31
         7.15 Resignations.........................................................................................31
         7.16 Escrow Agreement.....................................................................................31
         7.17 LTC Common Stock.....................................................................................31




                                     (iii)

                                   ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE SELLERS........................................................................32
         8.1   Representations and Warranties; Performance..........................................................32
         8.2   Consents and Approvals...............................................................................32
         8.3   No Proceeding or Litigation..........................................................................32
         8.4   Escrow Agreement.....................................................................................32
         8.5   Employment Agreements................................................................................32
         8.6   Secretary's Certificate..............................................................................32
         8.7   LTC Common Stock.....................................................................................32

                                   ARTICLE IX

REGISTRATION RIGHTS.................................................................................................32
         9.1   "Piggy Back" Registrations...........................................................................32
         9.2   Expenses of Registration.............................................................................34
         9.3   Registration Procedures..............................................................................34
         9.4   Participation in Underwritten Registrations..........................................................35
         9.5   Further Information..................................................................................35
         9.6   Indemnification......................................................................................35

                                   ARTICLE X

CLOSING.............................................................................................................37
         10.1  Closing..............................................................................................37
         10.2  Intervening Litigation...............................................................................37

                                   ARTICLE XI

TERMINATION AND ABANDONMENT.........................................................................................38
         11.1  Methods of Termination...............................................................................38
         11.2  Procedure Upon Termination...........................................................................38

                                   ARTICLE XII

SURVIVAL OF TERMS; INDEMNIFICATION..................................................................................39
         12.1  Survival.............................................................................................39
         12.2  Limitations..........................................................................................39
         12.3  Indemnification by Sellers...........................................................................39



                                      (iv)

         12.4  Indemnification by the Purchaser.....................................................................40
         12.5  Third-Party Claims...................................................................................41
         12.6  Security for the Indemnification Obligation..........................................................42

                                  ARTICLE XIII

MISCELLANEOUS PROVISIONS............................................................................................42
         13.1  Amendment and Modification...........................................................................42
         13.2  Waiver of Compliance; Consents.......................................................................42
         13.3  Certain Definitions..................................................................................43
         13.4  Notices..............................................................................................49
         13.5  Assignment...........................................................................................50
         13.6  Governing Law........................................................................................51
         13.7  Counterparts.........................................................................................51
         13.8  Headings.............................................................................................51
         13.9  Entire Agreement.....................................................................................51
         13.10 Consent to Jurisdiction; Service of Process..........................................................51
         13.11 Binding Effect.......................................................................................51
         13.12 Injunctive Relief....................................................................................51
         13.13 Delays or Omissions..................................................................................51
         13.14 Severability.........................................................................................52
         13.15 Expenses.............................................................................................52
         13.16 Waiver of Jury Trial.................................................................................52



                                      (v)

                             SCHEDULES AND EXHIBITS

SCHEDULE/EXHIBIT                                                                              RESPONSIBILITY
----------------                                                                         --------------------------
                                                                                         ("SELLERS" OR "PURCHASER")
1.1           Stock Certificates..................................................................................S
1.2(b)        Form of Escrow Agreement............................................................................P
2.1(a)        Foreign Qualifications of Corporation...............................................................S
2.1(b)        Charter and Bylaws of Corporation...................................................................S
2.3           Stock Record Books, Stockholders - Capital Stock....................................................S
2.4           Minute Books, Officers and Directors................................................................S
2.8           Violations, Notices and Consents....................................................................S
2.9(a)        Financial Statements................................................................................S
2.9(b)        Audit Adjustments...................................................................................S
2.9(c)        Postclosing Indebtedness............................................................................S
2.10          Employees...........................................................................................S
2.11          Permitted Dividends and Distributions...............................................................S
2.12(a)       Contracts...........................................................................................S
2.14(a)       Title Matters.......................................................................................S
2.14(b)       Leases..............................................................................................S
2.14(c)       Liens and Other Encumbrances........................................................................S
2.15          Litigation..........................................................................................S
2.16(a)       Tax Matters.........................................................................................S
2.16(e)       Review of Tax Returns...............................................................................S
2.18          ERISA Matters.......................................................................................S
2.19(a)       Material Proprietary Rights.........................................................................S
2.19(b)       Proprietary Rights Owned by Others..................................................................S
2.20          Warranties..........................................................................................S
2.21          Products Liability..................................................................................S
2.22          Environmental Matters...............................................................................S
2.23          Capital Expenditures................................................................................S
2.24          Affiliated Transactions.............................................................................S
2.25          Insurance and Claims................................................................................S
2.27          Brokerage...........................................................................................S
2.28          Significant Customers and Suppliers.................................................................S
2.29          Permits.............................................................................................S
2.30          Acquisitions........................................................................................S
2.31          Improper and Other Payments.........................................................................S
7.1           Form of Officer's Certificate - Corporations........................................................P
7.3           Form of Opinion of Shareholders' Counsel............................................................P
7.4           Form of Certificate of Chief Financial Officer of the Corporation...................................P
7.11          Form of Secretary's Certificate - Corporation.......................................................P
7.13          Form of Estoppel Letter.............................................................................P
7.14          Form of Employment Agreements.......................................................................P
8.1           Form of Officer's Certificate - Purchaser...........................................................P
8.6           Form of Secretary's Certificate - Purchaser.........................................................P




                                      (vi)

                           SECOND AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

         SECOND AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of the 1st day of March, 1998, by and between Let's Talk Cellular & Wireless, Inc., a Florida corporation (the "PURCHASER"), and the shareholders of Sosebee Enterprises, Inc., a Georgia corporation doing business as "Cellular Warehouse," and Cellular Warehouse, Inc., a Georgia corporation (together with Sosebee Enterprises, Inc., the "CORPORATIONS" and each individually, a "CORPORATION"), listed on the signature pages hereto (collectively, the "SELLERS"). Terms used herein and not otherwise defined shall have the meanings set forth in SECTION
13.3 hereof.

         WHEREAS, the parties entered into that certain Stock Purchase Agreement, dated as of February 1, 1998 (the "First Agreement"), and thereafter amended and restated the First Agreement by entering into that certain Amended and Restated Stock Purchase Agreement by and between Let's Talk Cellular & Wireless, Inc. and Certain Selling Shareholders relating to the Acquisition of Sosebee Enterprises, Inc. d/b/a Cellular Warehouse and Cellular Warehouse, Inc., dated as of March 1, 1998 (the "First Amendment");

         WHEREAS, it is the intent of the parties that Purchaser control and manage the Corporations as of March 1, 1998; and

         WHEREAS, the parties desire to amend and restate the First Amendment to more clearly delineate such intent.

         NOW, THEREFORE, the parties agree as follows.

                                    ARTICLE I

                                PURCHASE OF STOCK

         1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Sellers agree to sell, and the Purchaser agrees to purchase from the Sellers, all of the issued and outstanding shares of capital stock of both Corporations (collectively, the "SHARES"). The number of Shares which are the subject of this Agreement and the stock certificates evidencing the Shares are described in SCHEDULE 1.1 hereto.

         1.2 PURCHASE PRICE.

                  (a) In consideration for the conveyance of the Shares and in reliance on the representations and warranties, covenants and agreements of the Sellers contained herein and the documents contemplated hereby, the Purchaser shall pay to the Sellers the following consideration (the "Purchase Price"):

                           (i) Seventeen and One-Half Million Dollars ($17.5
                  million) in cash plus or minus the Purchase Price adjustments set forth in SECTION 1.3 (such amount, subject to such adjustments, being hereinafter referred to as the "CASH AMOUNT"); and

                           (ii) 550,000 shares of LTC Common Stock (the "LTC
                  SHARES"), which shall be issued to each Seller in his Proportionate Share.

                  (b) The Purchaser shall deliver the LTC Shares at Closing as follows: (i) the Purchaser shall deliver stock certificates representing one third of each Seller's Proportionate Share of the LTC Shares (the "ESCROW SHARES") to SunTrust Bank, Atlanta, as escrow agent (the "ESCROW AGENT"), to hold pursuant to the terms and conditions of the escrow agreement (the "ESCROW AGREEMENT") substantially in the form of EXHIBIT 1.2(b) hereto, and (ii) the Purchaser shall deliver to each Seller stock certificates representing the remainder of his Proportionate Share of LTC Shares. The Cash Amount shall be paid to the Sellers by means of wire transfer of immediately available federal funds on the Closing Date.

                  (c) If, between the date of this Agreement and the Closing Date, the outstanding shares of LTC Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, or any similar event made, declared or effected within such period and with a record date, if applicable, within such period, the number of LTC Shares shall be correspondingly appropriately adjusted.

                  (d) The Purchaser shall pay to the Sellers on the Closing Date interest on the Cash Amount of the Purchase Price including any payment under Section 1.3(a) at a rate of seven percent (7%) per annum, which shall accrue from March 1, 1998 to the date of actual payment.

         1.3 PURCHASE PRICE ADJUSTMENTS.

                  (a) PRE CLOSING ADJUSTMENT. At least five (5) days prior to the Closing Date the Sellers shall prepare and deliver to the Purchaser a balance sheet and calculation of the Effective Date Net Worth for the Corporations as of March 1, 1998 (the "EFFECTIVE DATE"), prepared consistent with each Corporation's past practices in preparing its December 31, 1996 and 1995 year end financial statements and June 27, 1997 balance sheet (the "EFFECTIVE DATE BALANCE SHEET"). If the Effective Date Balance Sheet shows a Net Worth Shortfall, the Cash Amount of the Purchase Price paid at Closing shall be reduced by the aggregate amount of such Net Worth Shortfall. If the Effective Date Balance Sheet shows a Net Worth Surplus, an amount equal to the aggregate amount of such Net Worth Surplus shall be disbursed by the Corporations on the Closing Date in accordance with the instructions of the President of Sosebee Enterprises, Inc.

                  (b) DISPUTE RESOLUTION PROCEDURES. The Purchaser shall have until thirty (30) days after the Closing to review the Effective Date Balance Sheet and Effective Date Net Worth calculation and propose any adjustments thereto. All adjustments proposed by the Purchaser shall be set forth in detail in a written statement delivered to the Sellers (the "ADJUSTMENT STATEMENT") and shall be incorporated into the Effective Date Balance Sheet unless the Sellers shall object in writing to such proposed adjustments (the proposed adjustment or adjustments to which Sellers object are referred to herein as the "CONTESTED ADJUSTMENTS" and the Sellers' objection notice is referred to herein as the "CONTESTED ADJUSTMENT NOTICE") within thirty (30) days of delivery by the Purchaser to the Sellers of the Adjustment Statement. If the Sellers deliver a Contested Adjustment Notice to the Purchaser, the Purchaser and the Sellers shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within twenty (20) days after the Sellers deliver to the Purchaser said Contested Adjustment Notice, the Purchaser and the Sellers shall promptly retain a nationally recognized independent accounting firm acceptable to both the Sellers and the Purchaser (the "INDEPENDENT ACCOUNTANT") to resolve any remaining disputes concerning the Contested Adjustments. Either the Sellers or the Purchaser may retain the Independent Accountant upon the expiration of such 20-day period. If the Independent Accountant is retained, then (i) the Sellers and the Purchaser shall each submit to the Independent Accountant in writing not later than 15 days after the Independent Accountant is retained their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within 30 days after receiving the positions of both the Sellers and the Purchaser and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall be final and binding on, and nonappealable by, the Sellers and the Purchaser. The fees and expenses of the Independent Accountant shall be paid by the party whose estimate of the Effective Date Net Worth is furthest from the Independent Accountant's calculation of the Effective Date Net Worth. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final amount of the Net Worth Shortfall or the Net Worth Surplus, as applicable (the "SETTLEMENT AMOUNT CERTIFICATE"). The Effective Date Balance Sheet shall be deemed to include all proposed adjustments not disputed by the Sellers and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

                  (c) There shall be a "SETTLEMENT DATE" after the calculation of the Effective Date Net Worth which shall mean the following, as applicable:

                           (i) If the Purchaser has not timely delivered an
                  Adjustment Statement to the Sellers, 35 days after the Closing Date;

                           (ii) If the Purchaser has timely delivered an
                  Adjustment Statement and the Sellers have not timely delivered a Contested Adjustment Notice, 35 days after the date the Sellers receive the Adjustment Statement;

                           (iii) If the Sellers and the Purchaser have any
                  disputes regarding Contested Adjustments and they resolve those disputes, five business days after such resolution;

                           (iv) five business days after the Independent
                  Accountant delivers the Settlement Amount Certificate, if applicable; or

                           (v) Such other date as shall be agreed between the
                  Sellers and the Purchaser.

                  (d) POST CLOSING ADJUSTMENTS. As of the Settlement Date, the following payments to the extent applicable shall be made:

                           (i) If it is determined there is a Net Worth
                  Shortfall in excess of the estimated Net Worth Shortfall, the excess Net Worth Shortfall shall be paid to the Purchaser on the Settlement Date, irrespective of the Basket Rate; or

                           (ii) If it is determined there is a Net Worth
                  Shortfall less than the estimated Net Worth Shortfall, the difference shall be paid to the Sellers on the Settlement Date, irrespective of the Basket Rate; or

                           (iii) If it is determined that there is Net Worth
                  Shortfall and the Sellers estimated a Net Worth Surplus, the Net Worth Shortfall plus the amount of the Net Worth Surplus added to the Purchase Price pursuant to SECTION 1.3(a) shall be paid to the Purchaser on the Settlement Date, irrespective of the Basket Rate.

                           (iv) If it is determined there is a Net Worth Surplus
                  in excess of the estimated Net Worth Surplus, the excess Net Worth Surplus shall be paid to the Sellers on the Settlement Date, irrespective of the Basket Rate; or

                           (v) If it is determined there is a Net Worth Surplus
                  less than the estimated Net Worth Surplus, the difference shall be paid to the Purchaser on the Settlement Date, irrespective of the Basket Rate; or

                           (vi) If it is determined that there is a Net Worth
                  Surplus and the Sellers estimated a Net Worth Shortfall, the Net Worth Surplus plus the amount of the Net Worth Shortfall deducted from the Purchase Price pursuant to SECTION 1.3(a) shall be paid to the Sellers on the Settlement Date, irrespective of the Basket Rate.

                           (vii) In the event a Net Worth Shortfall is not paid
                  to the Purchaser on the Settlement Date (unless due to the fault of the Purchaser), the Sellers shall also pay to the Purchaser interest on the amount of the Net Worth Shortfall at a rate of ten percent (10%) per annum, which shall accrue from the Settlement Date to the date of actual payment. In the event a Net Worth Surplus is not paid to the Sellers on the Settlement Date (unless due to the fault of the Sellers), the Purchaser shall also pay to the Sellers interest on the amount of the Net Worth Surplus plus the amount of any Net Worth Shortfall deducted from the Purchase Price pursuant to SECTION 1.3(A) at a rate of ten percent (10%) per annum, which shall accrue from the Settlement Date to the date of actual payment.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers jointly and severally represent and warrant to the Purchaser as of the date hereof and, except as otherwise set forth in any supplement to any schedule hereto delivered by the Sellers to the Purchaser prior to the Closing Date in accordance with SECTION 2.36, as of the Closing Date with respect to each Corporation.

         2.1 CORPORATE ORGANIZATION, ETC. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. The Corporation is duly qualified to do business and is in corporate and Tax good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or lease of its properties require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Such jurisdictions are set forth in SCHEDULE 2.1(a) hereto. True, complete and correct copies of the Corporation's articles of incorporation and bylaws as presently in effect are set forth in SCHEDULE 2.1(b) hereto.

         2.2 SUBSIDIARIES. The Corporation has no Subsidiaries.

         2.3 STOCK RECORD BOOKS. The stock record books of the Corporation which have been delivered to the Purchaser for inspection prior to the date hereof are complete and correct in all material respects. The authorized, issued and outstanding capital stock of the Corporation is as set forth in Schedule 2.3 hereto. There are no shares of capital stock of the Corporation held in the treasury of the Corporation and no shares of capital stock of the Corporation are currently reserved for issuance for any purpose or upon the occurrence of any event or satisfaction of any condition.

         2.4 CORPORATE MINUTE BOOKS. The corporate minute books of the Corporation which have been made available to the Purchaser for inspection are complete and correct in all material respects and contain a record of all of the proceedings of the shareholders and directors of the Corporation through the date hereof. A true and complete list of the incumbent directors and officers of the Corporation is set forth in SCHEDULE 2.4 hereto.

         2.5 TITLE TO STOCK. All of the outstanding shares of the capital stock of the Corporation are owned by the Sellers, are duly authorized, validly issued, fully paid and nonassessable, are free of all Liens and Contracts, and have been issued in compliance with all applicable securities laws. All of the Shares that were acquired from third parties were acquired in compliance with all applicable securities laws, free and clear of any rescission rights. There is no outstanding Contract with the Corporation or any other Person to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Corporation, or securities or obligations of any kind convertible into any shares of the capital stock of the Corporation. The Corporation has not redeemed any securities in violation of any Contract or Regulation (including, without limitation, any state or federal securities laws). Upon payment of the Purchase

Price to the Sellers at the Closing, the Sellers will convey good and marketable title to the Shares, free and clear of all Liens, Contracts or other limitations whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to the Purchaser at the Closing will be sufficient to transfer the Sellers' entire interest, legal and beneficial, in the Shares to the Purchaser.

         2.6 AUTHORIZATION, ETC. Each Seller has full power and authority to enter into this Agreement and the agreements contemplated hereby and to deliver the Shares and the certificates evidencing such Shares to the Purchaser as provided for herein, free and clear of all Liens. This Agreement has been duly executed and delivered by each Seller. This Agreement and all other agreements contemplated hereby to be entered into by the Sellers each constitute a legal, valid and binding obligation of the Seller who is a party thereto enforceable against such Seller in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or rights of creditors generally and by general equitable principles that may limit the right to obtain equitable remedies.

         2.7 OPTIONS AND RIGHTS. There are no outstanding Options with respect to the Corporation's outstanding capital stock. As of the Closing Date, there will be no existing Contracts or Options between the Seller on the one hand, and any other Person, on the other hand, regarding the Shares.

         2.8 NO VIOLATION. Except as set forth in SCHEDULE 2.8 hereto, the execution, delivery and performance by the Sellers of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Corporation's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority pursuant to, the articles of incorporation or bylaws of the Corporation or any material Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976), Order or any material Contract to which the Corporation, the Sellers, the Shares or any of the Corporation's assets or properties are subject.

         2.9 FINANCIAL STATEMENTS.

                  (a) Attached as SCHEDULE 2.90(a) hereto are (i) the balance sheet of the Corporation at June 27, 1997, and (ii) compiled balance sheets and statements of operations, shareholders' equity and cash flow of the Corporation as of and for the years ended January 2, 1998 and December 31, 1996 and 1995. Except as set forth on SCHEDULE 2.9(a) hereto, such balance sheets and the notes thereto fairly present the financial position of the Corporation at the respective dates thereof, and such statements of operations, changes in shareholders' equity and cash flow and the notes thereto fairly present the results of operations for the periods therein referred to, and fairly present the financial condition of the Corporation at the respective date of, and for the period covered by such statements. The Corporation's compiled balance sheet and statements of operations, shareholders' equity and cash flow as of and for the year ended January 2, 1998 have been prepared on a basis consistent with the Corporation's past practices, and the Corporation's balance sheet at January 2, 1998 has been prepared on a basis consistent with its balance sheet at June 27, 1997. SCHEDULE 2.9(b) hereto sets forth a complete and accurate list of the audit adjustments to the foregoing financial statements in narrative form (but without specific dollar amounts attributable thereto) that, if made, would make such statements comply with GAAP. The balance sheet and statements of operations, shareholders' equity and cash flow as at January 2, 1998 and the notes thereto are herein collectively referred to as the "FINANCIAL STATEMENTS" and January 2, 1998 is herein referred to as the "FINANCIAL STATEMENT DATE."

                  (b) Except as set forth in SCHEDULE 2.9(c) hereto, the Corporation does not have any Indebtedness or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Corporation, whether due or to become due) arising out of transactions entered into at or prior to the Financial Statement Date, or facts existing at or prior to the Financial Statement Date, other than: (i) liabilities set forth in the Financial Statements (including any notes thereto), (ii) liabilities and obligations otherwise specifically disclosed as a liability in this Agreement or in any schedule hereto or (iii) liabilities not in excess of $25,000.

         2.10 EMPLOYEES. SCHEDULE 2.10 sets forth a list of all officers, directors and key employees (meaning those earning more than $100,000 in 1997) of the Corporation, together with a description of the rate and basis for their total compensation. The Corporation is in compliance in all material respects with all Federal, state and local Regulations or Orders affecting employment and employment practices of the Corporation, including terms and conditions of employment and wages and hours. The Corporation has no collective bargaining agreements and, since January 1, 1996, there have been no strikes, work stoppages nor any demands for collective bargaining by any union or labor organization. There is no dispute or controversy with any union or other organization of the Corporation's employees and no arbitration proceedings pending or to the best knowledge of the Corporation threatened involving a dispute or controversy affecting the Corporation.

         2.11 ABSENCE OF CERTAIN CHANGES. Since the Financial Statement Date, there has not been (a) any Material Adverse Change; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect;
(c) except as set forth on SCHEDULE 2.11, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Corporation's capital stock or any redemption or other acquisition of such stock by the Corporation, in each case, without the prior written consent of the Purchaser; (d) any increase in the compensation payable to or to become payable by the Corporation to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees or any Affiliate of the Corporation; (e) any entry into any material Contract not in the ordinary course of business, including without limitation, any borrowing or capital expenditure; or (f) any change by the Corporation in accounting methods or principles.

         2.12 CONTRACTS.

                  (a) Except as set forth in SCHEDULE 2.12(a) hereto, as of the date hereof, the Corporation is not a party to any written or oral:

                           (i) pension, profit sharing, stock option, employee
                  stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in SCHEDULE 2.18 hereto), or any Contract with any labor union;

                           (ii) Contract relating to loans to officers,
                  directors, or Affiliates;

                           (iii)Contract relating to the borrowing of money or
                  the mortgaging, pledging or otherwise placing a Lien on any asset of the Corporation;

                           (iv) Guarantee of any obligation;

                           (v) Contract under which the Corporation has advanced
                  or loaned any Person amounts in the aggregate exceeding
                  $10,000;

                           (vi) Contract pursuant to which the Corporation is
                  lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation which involves annual compensation in excess of $25,000;

                           (vii) Contract or group of related Contracts with the
                  same party or group of affiliated parties the performance of which involves annual consideration in excess of $25,000;

                           (viii) assignment, license, indemnification or
                  Contract with respect to any intangible property (including, without limitation, any Proprietary Rights);

                           (ix) warranty Contract with respect to its services
                  rendered or its products sold or leased;

                           (x) Contract under which it has granted any Person
                  any registration rights (including piggyback rights) with respect to any securities;

                           (xi) Contract or non-competition provision in any
                  Contract prohibiting it from freely engaging in any business or competing anywhere in the world;

                           (xii) Contract for the purchase, acquisition or
                  supply of inventory and other property and assets, whether for resale or otherwise in excess of $25,000;

                           (xiii) Contracts with independent agents, brokers,
                  dealers or distributors which provide for annual payments in excess of $25,000;

                           (xiv) employment, consulting, sales, commissions,
                  advertising or marketing Contracts which provide for annual payments in excess of $25,000;

                           (xv) Contracts providing for "take or pay" or similar
                  unconditional purchase or payment obligations; or

                           (xvi) any other Contract which is material to its
                  operations and business prospects or involves a consideration in excess of $25,000 annually, excluding any purchase orders in the ordinary course of business.

                  (b) The Corporation has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any material Contract to which the Corporation is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which the Corporation is subject (including without limitation all performance bonds, warranty obligations or otherwise); the Corporation does not have any present expectation or intention of not fully performing all such obligations; the Corporation does not have any knowledge of any breach or anticipated breach by the other parties to any material Contract to which it is a party.

         2.13 TRUE AND COMPLETE COPIES. The Corporation has delivered to the Purchaser true and complete copies of all the Contracts and documents listed in the schedules to this Agreement.

         2.14 TITLE AND RELATED MATTERS.

                  (a) Except as set forth in SCHEDULE 2.14(a) hereto, the Corporation has good and valid title to all its real and personal property and other assets reflected in the Financial Statements or acquired after the Financial Statement Date, free and clear of all Liens, except Permitted Liens. All properties used in the Corporation's business operations as of the Financial Statement Date are reflected in the Financial Statements and are reflected therein in accordance with and to the extent required by GAAP, except as to those assets which are leased and except as otherwise noted in SCHEDULE 2.9(a). SCHEDULE 2.14(b) hereto sets forth a complete and accurate list of all such leased assets which have annual rental payments in excess of $6,000 (including the expiration date of such lease, the name of the lessor, the annual or monthly rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby).

                           (i) All the Corporation's leases are in full force
                  and effect, and valid and enforceable in all material respects in accordance with their respective terms. The Corporation has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Corporation or any other Person under any lease.

                           (ii) All rent and other amounts due and payable with
                  respect to the Corporation's leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Corporation's leases which are due and payable on or prior to the Closing Date will have been paid on or prior to the Closing Date.

                           (iii) The Corporation has received no written notice
                  that the landlord with respect to any currently existing real property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

                  (b) None of the assets owned by the Corporation is or will be on the Closing Date subject to any (i) Contracts of sale or lease (except as disclosed in SCHEDULE 2.14(b)), except Contracts for the sale of inventory in the ordinary and regular course of business or
         (ii) Liens, except for Permitted Liens and the Liens set forth in
         SCHEDULE 2.14(c) hereto.

                  (c) Except as set forth on SCHEDULES 2.11 or 2.14(c), there has not been since the Financial Statement Date and will not be prior to the Closing Date, any sale, lease, dividend or any other disposition or distribution by the Corporation of any of its assets or properties, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise previously consented to in writing by the Purchaser; provided that transactions in the ordinary and regular course of business shall not be deemed to include any dividends or other distributions in respect of a Corporation's capital stock. Immediately after the Closing, the Corporation will continue to have the right to use all of its properties and assets as they are currently used in connection with the Corporation's business.

         2.15 LITIGATION. Except as set forth in SCHEDULE 2.15 hereto, there is no Claim pending or, to the best knowledge of the Corporation, threatened against the Corporation which, if adversely determined, would have a Material Adverse Effect on the Corporation, nor is there any Order outstanding against the Corporation having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect.

         2.16 TAX MATTERS.

                  (a) The Corporation has elected (with the consent of all of its shareholders), in compliance with all applicable legal requirements, to be taxed as an S Corporation pursuant to the Code and corresponding provisions of any applicable state and local laws, and such elections are in effect for the Corporation. No action has been taken by the Corporation or any shareholder of the Corporation that may result in the revocation or termination of any such election. Except as set forth in SCHEDULE 2.16(a), the Corporation has no liability, absolute or contingent, for the payment of any Income Tax under the Code or under the laws of any state or locality. The Corporation has filed all Tax Returns required to be filed and has timely paid all relevant Taxes due or claimed to be due by all Taxing Authorities (whether or not shown on a Tax Return). The Corporation has not requested any extension of time within which to file or send any Tax Return. All Taxes applicable for all periods ended on or before the Financial Statement Date have been paid or fully reserved against on the Financial Statements in accordance with GAAP, except as provided in SCHEDULE 2.16(a) hereto. All Taxes which are required to be withheld or collected by the Corporation have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable law. There are no Liens for Taxes upon any property or assets of the Corporation, except for Liens for Taxes not yet due and payable. The Corporation has not executed any waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The Corporation has not received notice from a Taxing Authority in a jurisdiction where the Corporation does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Corporation has not been a member of an affiliated group filing consolidated or combined federal, state, local or foreign income Tax Returns and has no liability for the Taxes of any other Person under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of the Corporation, are materially correct and in compliance with the Code.

                  (b) No issues have been raised that are currently pending by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Corporation which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of the Corporation on the Tax Returns filed by the Corporation for all taxable years (including the supporting schedules filed therewith), available copies of which have been made available to the Purchaser, state accurately, in all material respects, the information requested with respect to the Corporation and such information was derived from the Corporation's books and records.

                  (c) The Corporation is not a participant in any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for federal income tax purposes. The Corporation is not party to any tax sharing agreement.

                  (d) The Corporation has not filed a consent under Section 341(f) of the Code or any comparable provision of any state or local statute.

                  (e) SCHEDULE 2.16(e) hereto lists all federal, state, local and foreign income Tax Returns and all other Tax Returns for which the annual tax liability is at least $25,000 for taxable periods ending on or after December 31, 1986 and indicates those Tax Returns that have been audited and those that are the subject of audit.

                  (f) None of the assets of the Corporation constitutes tax-exempt bond financed property or tax exempt use property within the meaning of Section 168 of the

         Code, and none of the assets owned by the Corporation is subject to a lease, safe harbor lease, or other arrangement as a result of which the Corporation is not treated as the owner for federal income tax purposes.

                  (g) The Corporation has not made any payments, is not obligated to make any payments and is not a party to any agreement that under any circumstances could obligate it to make any payment that will not be deductible under section 280G of the Code.

                  (h) No power of attorney has been granted by the Corporation with respect to any matter relating to Taxes which is currently in force.

         2.17 COMPLIANCE WITH LAW AND APPLICABLE GOVERNMENT REGULATIONS. The Corporation is presently in material compliance with regard to its operations, practices, real property, structures, equipment and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety. There are no Claims pending, or, to the Knowledge of the Corporation, threatened, nor has the Corporation received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Corporation including any requirement of OSHA or any pollution and environmental control agency (including air and water).

         2.18 ERISA AND RELATED MATTERS.

                  (a) BENEFIT PLANS; OBLIGATIONS TO EMPLOYEES. Except as set forth in SCHEDULE 2.18 hereto, neither the Sellers, nor any ERISA Affiliate of the Sellers, is a party to or participates in or has any material liability or contingent liability with respect to:

                           (i) any "employee welfare benefit plan" or "employee
                  pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                           (ii) any retirement or deferred compensation plan,
                  incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other material fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                           (iii) any employment agreement not terminable on 30
                  days' or less written notice, without further liability.

                  Any plan, arrangement or agreement required to be listed on
          SCHEDULE 2.18 for which the Sellers or any ERISA Affiliate of the Sellers may have any material liability or contingent liability is sometimes hereinafter referred to as a "BENEFIT PLAN". For purposes of this Section, the term "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, that together with the Sellers would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

                  (b) PLAN DOCUMENTS AND REPORTS. A true and correct copy of each of the Benefit Plans listed on SCHEDULE 2.18, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been supplied or made available to the Purchaser. In the case of any Benefit Plan that is not in written form, the Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual reports and accompanying schedules, the most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan as of the most recent valuation date for each Plan has been supplied to the Purchaser by the Sellers, and subject to market volatility there have been no material adverse changes in the financial condition in the respective Plans from that stated in the annual reports and actuarial reports supplied.

                  (c) COMPLIANCE WITH LAWS; LIABILITIES. As to all Benefit Plans, except as otherwise specified on SCHEDULE 2.18:

                           (i) All Benefit Plans comply, and have been
                  administered in form and in operation in all material respects, with all requirements of law and regulation applicable thereto, including without limitation the timely filing of all annual reports required with respect to such Benefit Plans, and neither of the Corporations nor any ERISA Affiliate of the Corporations has received any notice from any governmental agency questioning or challenging such compliance.

                           (ii) All Benefit Plans that are intended to be
                  qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE") materially comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code; there have been no amendments to such Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred that will or could give rise to disqualification of any such Benefit Plan under such sections or to any tax under Section 511 of the Code; except that no representation is made as to the satisfaction of any formal plan document qualification requirement with respect to which the remedial amendment period set forth in Section 401(b) of the Code, and any regulations, writings or other IRS releases thereunder, has not expired.

                           (iii) None of the assets of any Benefit Plan are
                  invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA.

                           (iv) There have been no non-exempt "prohibited
                  transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither of the Corporations nor any ERISA Affiliate of the Corporations has otherwise engaged in any such non-exempt prohibited transaction.

                           (v) There have been no acts or omissions by the
                  Corporations or any ERISA Affiliate of the Corporations that have given rise to or may give rise to any material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Corporations or any ERISA Affiliate of the Corporations may be liable.

                           (vi) None of the payments contemplated by the Benefit
                  Plans would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code.

                           (vii) There are no actions, suits or claims (other
                  than routine claims for benefits) pending or to the knowledge of the Corporation threatened involving any Benefit Plans or the assets of such Plans, and to the Knowledge of the Corporations, no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                           (viii) As to any Benefit Plan that is subject to
                  Title IV of ERISA, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such Plan.

                           (ix) All Benefit Plans that are group health plans
                  have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable, and no such group health plan is a self-insured plan.

                           (x) Actuarially adequate accruals for all obligations
                  or contingent obligations under the Benefit Plans are reflected in the Financial Statements provided to the Purchaser and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the closing date.

                           (xi) There are no unfunded benefit liabilities,
                  within the meaning of Section 4001(a)(16) of ERISA, with respect to any Benefit Plan subject to Title IV of ERISA.

                           (xii) No Benefit Plan subject to the requirements of
                  Section 412 of the Code or Section 402 of ERISA has incurred an "accumulated funding deficiency" (as defined in such applicable section and any regulations thereunder), and none of the assets of the Corporations or their ERISA Affiliates is subject to any lien arising under Section 302(f) of ERISA or
                  Section 412(n) of the Code.

                           (xiii) Except as specifically set forth in any
                  schedule to this Agreement, the execution of and performance of the transactions contemplated by, this Agreement, will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment (whether of severance pay or otherwise), acceleration, vesting, or increase in benefits under any Benefit Plan.

                  (d) MULTIEMPLOYER PLANS. Each Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) with respect to which the Corporations or any ERISA Affiliate may have any liability, including any liability attributable to a current or former ERISA Affiliate of the Corporations, and the maximum amount of such liability (determined in the case as if the Corporations or ERISA Affiliate of the Corporations incurred complete withdrawal immediately after the Closing) is listed on SCHEDULE 2.18. With respect to such Benefit Plans:

                           (i) Neither the Corporations nor any ERISA Affiliate
                  of the Corporations has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability against any of them; and

                           (ii) Neither the Corporations nor any ERISA Affiliate
                  of the Corporations has received any notice that any such Benefit Plan is in reorganization, that increased contributions may be required to avoid a reduction in benefits under the Benefit Plan or the imposition of any excise tax, or that any such Benefit Plan is or may become insolvent.

         2.19 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 2.19(a) hereto sets forth a complete and accurate list of all of the Corporation's material Proprietary Rights. The Corporation has delivered to the Purchaser correct and complete copies of all such Proprietary Rights (that are in written form) as amended to date and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership of, and any Claims relating to, each such item. The Corporation has taken all reasonable measures to protect the proprietary nature of each such Proprietary Right, and to maintain in confidence all trade secrets and confidential information that it owns or uses.

                  (b) To the knowledge of the Corporation, (i) no Person other than a Corporation has any rights to any of the Proprietary Rights owned or used by the Corporation identified on SCHEDULE 2.19(a) except pursuant to agreements or licenses specified in SCHEDULE 2.19(b) hereto, (ii) no other Person is infringing, violating or misappropriating any such Proprietary Right that the Corporation owns or uses, and (iii) no such Proprietary Right is subject to any Outstanding Order or Claim.

         2.20 CUSTOMER WARRANTIES. There are no pending, nor to the knowledge of the Corporation, threatened, any material Claim or group of Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the Closing Date by the Corporation which are not disclosed or referred to in the Financial Statements and which are not fully reserved against. Set forth hereto on SCHEDULE 2.20 are the standard terms and conditions of sale or lease and the aggregate amount of warranty Claims incurred by the Corporation in fulfillment of its obligation under any Guarantee.

         2.21 PRODUCTS LIABILITY. Except as set forth in SCHEDULE 2.21 hereto,
(i) there is no Claim by or before any Authority against or involving the Corporation or concerning any product manufactured, shipped, sold or delivered by or on behalf of the Corporation which is pending or, to the best knowledge of the Corporation, threatened, relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold or delivered by or on behalf of the Corporation or any alleged failure to warn, or any alleged breach of implied warranties or representations which would have a Material Adverse Effect, nor is there any valid basis for any such Claim, (ii) to the knowledge of the Corporation, there has not been any Occurrence, (iii) there has not been any Recalls conducted with respect to any product manufactured (or to be manufactured), shipped, sold or delivered by or on behalf of the Corporation, or to the Knowledge of the Corporation any investigation or consideration of or decision made by any person or entity concerning whether to undertake or not undertake, any Recalls and (iv) to the knowledge of the Corporation, there are no material defects in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured, shipped, sold or delivered by or on behalf of the Corporation which would have a Material Adverse Effect.

         2.22 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 2.22:
(a) neither the Corporation's business nor the operation thereof violates any applicable Environmental Law in effect as of the date hereof in any material respect and no condition or Occurrence which, with notice or the passage of time or both, would constitute a violation of any Environmental Law which would have a Material Adverse Effect; (b) the Corporation is in possession of all material Environmental Permits required under any applicable Environmental Law for the conduct or operation of the Corporation's business (or any part thereof), and the Corporation is in material compliance with all of the requirements and limitations included in such Environmental Permits; (c) the Corporation has not stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any of its property or facilities except for inventories of chemicals which are used or to be used in the ordinary course of the Corporation's business (which inventories have been sorted or used in material compliance with all applicable Environmental Permits and all Environmental Laws, including all so-called "Right to Know" laws); (d) the Corporation has not received any notice from any Authority or any private Person that the Corporation's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any of the Corporation's property, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) the Corporation is not the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by the Corporation; (f) the Corporation has not buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or wastes, substances or materials on, beneath or adjacent to any of its property or any property adjacent thereto which could result in liability of $5,000 individually or $10,000 in the aggregate; (g) to Sellers' Knowledge, no property now or previously owned, leased or operated by the Corporation, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (h) to Sellers' Knowledge, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Corporation; (i) the Corporation has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material Claims against the Corporation for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and (j) to the knowledge of the Corporation there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Corporation. The Corporation has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

         2.23 CAPITAL EXPENDITURES AND INVESTMENTS. The Corporation has outstanding Contracts for capital expenditures and investments as set forth in
SCHEDULE 2.23 hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by the Corporation since the Financial Statement Date.

         2.24 DEALINGS WITH AFFILIATES. SCHEDULE 2.24 hereto sets forth a complete and accurate list, including the parties, of all material oral or written Contracts to which the Corporation is, will be or has been a party, at any time from December 31, 1995 to the Closing Date, and to which any one or more Affiliates or Sellers is also a party. Except as set forth in SCHEDULE 2.24, since December 31, 1995, the Corporation has not made any material payments, loaned any funds or property or made any credit arrangement with any Seller, Affiliate or employee of the Corporation except for the payment of employee salaries and director compensation in the ordinary course of business.

         2.25 INSURANCE. All of the Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any Policy currently in effect.
SCHEDULE 2.25 hereto sets forth a complete and accurate list of all Policies, including name of insurer and the type and amount of coverage. To the Knowledge of the Corporation, the Corporation has not breached or otherwise failed to perform in any material respect its obligations under any of the Policies nor has the Corporation received any adverse notice or communication from any of the insurers party to the Policies with respect to any such alleged breach or failure in connection with any of the Policies. All Policies are sufficient for compliance with all Regulations and all Contracts to which the Corporation is subject; are to the Corporation's knowledge valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in
SCHEDULE 2.25, all of the Policies are scheduled to remain in full force and effect through 30 days after the Closing Date.

         2.26 ACCOUNTS RECEIVABLE; INVENTORIES. The accounts receivable of the Corporation reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of the Corporation on the date hereof are good and to the knowledge of the Corporation collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, set-offs or counterclaims. The inventories reflected on the Financial Statements (net of reserves) and held by the Corporation on the date hereof do not include any material amount of items which are not usable or saleable in the ordinary course of business of the Corporation or are obsolete or discounted items. Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof). All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements. Since the Financial Statement Date, inventories have been purchased by the Corporation consistent with historical seasonal requirements, and the volumes of purchases thereof and orders therefor have not been materially reduced or otherwise changed in anticipation of the transactions contemplated by this Agreement.

         2.27 BROKERAGE. Except as set forth in SCHEDULE 2.27 hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation.

         2.28 CUSTOMERS AND SUPPLIERS. No purchase order or commitment of the Corporation is in excess of past practice, nor are prices provided therein in excess of past practice for the products or services to be provided thereunder. No material supplier of the Corporation has advised the Corporation in writing since January 1, 1997, that it will stop, or materially decrease the rate of, supplying materials, products, or services to the Corporation and no material customer of the Corporation has advised the Corporation in writing within the past year that it will stop, or materially decrease the rate of, buying materials, products or services from the Corporation. SCHEDULE 2.28 sets forth a list of each supplier that is the sole supplier of any material product or component to the Corporation.

         2.29 PERMITS. The Permits listed on SCHEDULE 2.29 are the only Permits that are required for the Corporation to conduct its business as presently conducted, except for those the absence of which would not have any Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the knowledge of the Corporation, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

         2.30 ACQUISITIONS. Set forth on SCHEDULE 2.30 is a list of all acquisitions of other entities that the Corporation has effected, whether through a business combination, the purchase of stock or assets, or any other means. Except as set forth in SCHEDULE 2.30, the Corporation does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Corporation, whether due or to become due) arising out of any such acquisition subsequent to January 1, 1993.

         2.31 IMPROPER AND OTHER PAYMENTS. Except as set forth on SCHEDULE 2.31 hereto, to the Corporation's knowledge, (a) neither the Corporation, any director, officer, employee thereof, nor any agent or representative of the Corporation nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic for foreign political party or candidate, (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made, and (d) the internal accounting controls of the Corporation are believed by the Corporation's management to be adequate to detect any of the foregoing under current circumstances.

         2.32 DISCLOSURE. Neither this Article II nor any of the schedules attached hereto and prepared by or on behalf of the Corporation or the Sellers with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

         2.33 INDEBTEDNESS. The Corporation has no outstanding Indebtedness.

         2.34 SECURITIES LAWS MATTERS. Each Seller is acquiring LTC Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any "distribution" of the LTC Shares, as such term is used in Section 2(11) of the Securities Act. Each Seller has had the opportunity to discuss the transactions contemplated hereby with the Purchaser and has been afforded, prior to execution of this Agreement, the opportunity to ask questions of, and receive answers from the Purchaser and to obtain any additional information relating to the transactions contemplated hereby as such Seller has requested. Each Seller acknowledges receiving and reviewing the Purchaser's prospectus, dated November 24, 1997 (the "Prospectus"). Each Seller is an "ACCREDITED INVESTOR" within the meaning of Regulation D promulgated under the Securities Act and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the LTC Shares. Each Seller can bear the economic risk of losing his investment in the LTC Shares and has adequate means for providing for his current financial needs and contingencies. Each Seller acknowledges and agrees that the LTC Shares will be restricted securities within the meaning of Rule 144 and will not be sold or otherwise disposed of, except (a) pursuant to an exemption from the registration requirements under applicable state securities laws and the Securities Act, (b) in accordance with Rule 144 or (c) pursuant to an effective registration statement filed by the Purchaser with the Securities and Exchange Commission under applicable state securities laws and the Securities Act. Each Seller is a resident of Georgia. The Sellers acknowledge and agree that the Purchaser may, unless a registration statement is in effect covering such LTC Shares or unless the holders thereof comply with Rule 144, place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

         2.35 LEGENDS. The certificates representing LTC Shares issued pursuant to this Agreement shall bear a legend substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, (2) COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933 OR (3) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

         2.36 AMENDMENTS TO DISCLOSURE SCHEDULES. From the date hereof through four (4) business days prior to the Closing Date, the Sellers, acting reasonably and in good faith, may amend or supplement SCHEDULES 2.1(a) through 2.31 hereto by providing the Purchaser a copy of the amendments by Federal Express or hand delivery; provided, however, if such amendments (a) relate to any fact or circumstance that occurred prior to the date hereof, then the Sellers shall remain liable to the Purchaser for any Purchaser Losses that may result from such facts or circumstances pursuant to Article XII hereof, (b) relate to any fact or circumstance that occurs after the date hereof, the Purchaser shall have the right to accept or reject such amendments. If such amendments (i) are NOT accepted by the Purchaser, the Purchaser may terminate this Agreement pursuant to SECTION 11.1(d) hereof, or (ii) are accepted by the Purchaser in writing, such amendments shall thereafter be deemed to be disclosed as of the date of this Agreement.

         2.37 PRE-CLOSING COVENANTS. Since January 2, 1998, the Sellers have complied with the covenants set forth in ARTICLE IV.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers as follows as of the date hereof and as of the Closing Date:

         3.1 CORPORATE ORGANIZATION, ETC. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business and is in corporate and tax good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution of, and performance of the transactions contemplated by, this Agreement, require it to be so qualified or licensed.

         3.2 AUTHORIZATION, ETC. The Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby, and no other corporate action by the Purchaser is necessary to authorize the execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         3.3 NO VIOLATION. Except for filing under the Hart-Scott-Rodino Act, the execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any court or Authority pursuant to, the charter or bylaws of the Purchaser or, to the best knowledge of the Purchaser, any applicable Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976), or Order to which the Purchaser, or its properties are subject. The Purchaser will comply in all material respects with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         3.4 INVESTMENT INTENT. The Purchaser represents and warrants to the Sellers that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer or other disposition of the Shares in violation of any applicable securities law.

         3.5 REPORTS AND FINANCIAL STATEMENTS. Except where failure to have done so did not and would not have a Material Adverse Effect on the Purchaser, the Purchaser has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC under the Securities Act and the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "LTC Reports"). As of their respective dates (but taking into account any amendments filed prior to Closing Date), (i) the LTC Reports complied in all material respects with the Securities Act, the Exchange Act and all the rules and regulations promulgated by the SEC and (ii) none of the LTC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the LTC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented

(except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended.

         3.6 ABSENCE OF CERTAIN CHANGES. Since July 31, 1997, there have not been any circumstances, state of facts or matters which might reasonably be expected to have a Material Adverse Effect in respect of the Purchaser's business, operations, properties, assets or financial condition taken as a whole.

                                   ARTICLE IV

                            COVENANTS OF THE SELLERS

         During the period from March 1, 1998 until the Closing Date, the Corporations shall be operated at the direction of the Purchaser. Except as otherwise consented to or approved by the Purchaser in writing, the Sellers agree that they shall act, or refrain from acting, as applicable, and shall cause each Corporation to act or refrain from acting, as applicable, in compliance with the following:

         4.1 REGULAR COURSE OF BUSINESS. The Corporation shall operate its business in good faith, consistent with past management practices; shall maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; shall maintain (except for expiration due to lapse of time) all leases and material Contracts in effect without change except as expressly provided herein; shall comply in all material respects with the provisions of all Regulations and Orders applicable to the Corporation and the conduct of its business; shall not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in excess of $5,000 other than in connection with returns for credit or replacement in the ordinary course of business; shall not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business; and shall maintain insurance coverage through the Closing Date with the coverage and in the amounts set forth in SCHEDULE 2.25 hereto.

         4.2 AMENDMENTS. Except as required for the transactions contemplated in this Agreement, no change or amendment shall be made in the charter or Bylaws of the Corporation. The Corporation shall not merge into or consolidate with any other Person or change the character of its business. The Corporation shall not acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of shares or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person.

         4.3 CAPITAL CHANGES; PLEDGES. The Corporation shall not issue or sell any shares of its capital stock of any class or issue or sell any securities convertible into, or Options to subscribe for any shares of its capital stock and the Corporation shall not pledge or otherwise encumber any shares of its capital stock or authorize any of the foregoing. In addition, the Corporation shall not allow the transfer of any Shares of its Capital Stock on the stock transfer ledger or other books and records.

         4.4 DIVIDENDS. The Corporation shall not (i) declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock other than as set forth on SCHEDULE 2.11 or as contemplated in SECTION 6.10 hereof, (ii) directly or indirectly, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of its capital stock, or (iii) pay any bonus to any Seller, in each case, without the prior written consent of the Purchaser.

         4.5 CAPITAL AND OTHER EXPENDITURES. The Corporation shall not make any capital expenditures, or commitments with respect thereto in excess of $25,000 in the aggregate. The Corporation shall not make any loan or advance to, or enter into any other transaction with, any Affiliate and shall collect in full on or prior to the Closing Date any amounts outstanding now due from any Affiliate.

         4.6 LEASES. The Corporation shall pay all rent and other amounts due and payable with respect to each of its real and personal property leases which are due and payable on or prior to the Closing Date.

         4.7 ASSETS. The Corporation shall not, effect any sale, lease, or any other disposition or distribution of any of its assets or properties, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by the Purchaser.

         4.8 ACCOUNTS PAYABLE. The Corporation shall pay, in the ordinary course of business and consistent with past practice, all accounts payable, other current liabilities and capitalized lease obligations as they become due and payable.

         4.9 ACCOUNTING POLICIES. The Corporation shall not take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices.

         4.10 BORROWING. The Corporation shall not incur, assume or Guarantee any Indebtedness not reflected on the Financial Statements.

         4.11 FULL ACCESS AND DISCLOSURE.

                  (a) Subject to the provisions of the Confidentiality Agreement, the Corporation shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access upon reasonable notice during business hours to the Corporation's properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Corporation; and the Corporation shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request including, without limitation, any internal control recommendations made by its independent auditors in connection with any audit of the Corporation.

                  (b) From time to time prior to the Closing Date, the Sellers shall promptly supplement or amend information previously delivered to the Purchaser with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule or exhibit hereto for purposes of SECTION 7.1.

         4.12 TAX MATTERS. The Sellers shall make all payments of their tax liability and file all Tax Returns required to be filed in respect of the Corporation's earnings pursuant to, and shall otherwise comply and cause the Corporation to comply with all other applicable requirements of, Subchapter S of the Code and corresponding provisions under applicable state and local laws.

         4.13 CERTAIN OPERATIONAL MATTERS. The Corporation shall not take any of the following actions without the consent of the Purchaser: (i) open any store,
(ii) terminate the employment of any officer, director or key employee set forth on SCHEDULE 2.10, or (iii) amend the terms of either of the Corporations' agreements with BellSouth Mobility, Bell Atlantic Nynex and Cell Star.

                                    ARTICLE V

                           COVENANTS OF THE PURCHASER

         The Purchaser hereby covenants and agrees with the Sellers that:

         5.1 CONFIDENTIALITY. Except as required by law or by the rules of the National Association of Securities Dealers or the United States Securities and Exchange Commission (in which case, so far as possible, the Purchaser shall consult with the Sellers prior to any disclosure), the Purchaser agrees that unless and until the transactions contemplated hereby have been consummated, the Purchaser and its representatives and its Affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from the Sellers, the Corporations or any of their Affiliates in connection with the transactions contemplated hereby, except any of the same which (i) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which the Purchaser and its representatives and its Affiliates and their representatives and advisors is bound); (ii) was known to the Purchaser prior to its disclosure to the Purchaser as demonstrated by Purchaser's written records; or (iii) is disclosed to the Purchaser by a third party not subject to any duty of confidentiality to the Sellers, the Corporations or any of their Affiliates prior to its disclosure to the Purchaser by the Sellers, the Corporations or any of their Affiliates. The Purchaser will use such data and information solely for the specific purpose of evaluating the transactions contemplated hereby. If this Agreement is terminated, the Purchaser and its Affiliates and their representatives and advisors will promptly return to the Sellers all such data, information and other written material (including all copies thereof) which has been obtained by the Purchaser, and the Purchaser will make no further use whatsoever of any of such or the information and knowledge contained therein or derived therefrom.

         5.2 BOARD MEMBERSHIP. The Purchaser agrees to use its best efforts to cause the appointment of Mr. Sosebee to the Purchaser's Board of Directors within 30 days of the Closing

Date and to nominate Mr. Sosebee for election to the Purchaser's Board of Directors at the first annual meeting of the Purchaser's Shareholders following the Closing Date.

         5.3 DIRECTOR INDEMNIFICATION. Mr. Sosebee shall be entitled to the same rights to indemnification and advancement of expenses existing in favor of the existing directors of the Purchaser under the Purchaser's articles of incorporation, bylaws and indemnification agreements in effect from time to time.

                                   ARTICLE VI

                                OTHER AGREEMENTS

         The parties further agree as follows (and the Sellers agree to cause the Corporations to comply with the following):

         6.1 AGREEMENT TO DEFEND. In the event any action, suit, proceeding or investigation of the nature specified in SECTION 7.5 or SECTION 8.3 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

         6.2 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, the parties hereto shall (and the Sellers shall cause the Corporations to) use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including without limitation using all reasonable efforts (a) to obtain all necessary waivers, consents, and approvals from other parties to loan agreements, leases, mortgages and other material Contracts, (b) to obtain all necessary Permits, consents, approvals and authorizations as are required to be obtained under any federal, state or foreign Regulations, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) to effect all necessary registrations and filings including, but not limited to, filings under the Hart-Scott-Rodino Act and submissions of information requested by Authorities, and (e) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the Purchaser and the Sellers further covenants and agrees that it shall (and the Sellers shall cause the Corporations to) use its respective best efforts to prevent, with respect to a threatened or pending preliminary or permanent injunction or other Regulation or Order the entry, enactment or promulgation thereof, as the case may be.

         6.3 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, neither the Sellers nor the Corporations shall, and shall use its best efforts to cause its directors, officers, employees, representatives, agents, advisors, accountants and attorneys not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, either Corporation or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         6.4 NO TERMINATION OF SELLERS' OBLIGATIONS BY SUBSEQUENT INCAPACITY, DISSOLUTION, ETC. Each Seller specifically agrees that the obligations of such Seller hereunder, including, without limitation, obligations pursuant to Article XII shall not be terminated by operation of law or by the death or incapacity of any individual Seller.

         6.5 DELIVERIES AFTER CLOSING. From time to time after the Closing, at the Purchaser's request and without expense to the Corporations and without further consideration from the Purchaser or the Corporations, the Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser and to put the Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

         6.6 NON-COMPETITION. During the "RESTRICTED PERIOD" (as hereinafter defined), each Seller agrees not to, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any company or Person, engage in any business activity, including but not limited to any business activity related to the business of selling cellular or wireless communications services or products, including, without limitation, paging, PCS, ESMR and any other form of personal communications services, in the "RESTRICTED AREA" (as hereinafter defined) which is directly or indirectly in competition with the products or services being developed, marketed, sold or otherwise provided by the Corporations or the Purchaser or which is directly or indirectly detrimental to the business of the Corporations, the Purchaser or any Subsidiary; provided, however, that the record or beneficial ownership by a Seller of two percent (2%) or less of the outstanding publicly traded capital stock of any such company or Person shall not be deemed to be in violation of this SECTION 6.6 so long as a Seller is not an officer, director, employee or consultant of such company or Person. The Sellers further agree that, during the Restricted Period, the Sellers shall not in any capacity, either separately, jointly or in association with others, directly or indirectly do any of the following: (a) recruit, solicit, induce or otherwise influence any of the Corporations', the Purchaser's or any Subsidiary's employees, consultants, agents, sub-agents, suppliers, customers or prospects, proprietors, partners, lenders, directors, joint venturers, investors, lessors, sub-contractors, independent contractors or any other Person which has a business relationship with either Corporation, the Purchaser or any Subsidiary, to discontinue, reduce or modify such relationship with either Corporation, the Purchaser or any Subsidiary; and (b) employ or seek to employ any Person or agent who is then employed or retained by either Corporation, the Purchaser or any Subsidiary (or who was so employed or retained at any time within the two (2) years prior to the date the Seller employs or seeks to employ such person). The "RESTRICTED PERIOD" shall mean the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date. The "RESTRICTED AREA" shall mean the continental United States. The Sellers acknowledge and agree that the covenants provided for in this SECTION 6.6 are reasonable and necessary in terms of time, area and line of business to protect the Purchaser's legitimate business interests as a buyer of the Shares in protecting its trade secrets. The Sellers further acknowledge and agree that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Purchaser's and the Purchaser's other legitimate business interests, which include interests in protecting (x) valuable confidential business information, (y) substantial relationships with specific customers throughout the United States and (z) customer goodwill associated with ongoing business by way of marketing throughout the United States using the trademark "Cellular Warehouse." The Sellers hereby expressly authorize the enforcement of the covenants provided for in this SECTION 6.6 by the Purchaser, the Corporations after the Closing, the Purchaser's, either Corporation's or any of the Purchaser's permitted assigns and any successors to the business of the Purchaser, the Corporations or the Purchaser. To the extent that the covenant provided for in this SECTION 6.6 may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

         6.7 PUBLIC ANNOUNCEMENTS. The form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and transactions contemplated hereby shall be subject to the prior approval of both the Sellers and the Purchaser, which approval shall not be unreasonably withheld. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.

         6.8 HART-SCOTT-RODINO ACT. Each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

         6.9 TRADING IN LTC COMMON STOCK. Except as otherwise provided herein or expressly consented to in writing by the Purchaser, from the date of this Agreement until the Closing Date, neither the Sellers nor any of their Affiliates will:

                  (a) acquire, sell (including short sales), offer to acquire or sell directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Purchaser or any subsidiary thereof, or of any successor to the Purchaser or any assets of the Purchaser or any subsidiary or division thereof or of any such successor;

                  (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Purchaser;

                  (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Purchaser or any of its securities or assets;

                  (d) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; or

                  (e) request the Purchaser or any of their representatives, directly or indirectly, to amend or waive any provision of this SECTION 6.9.

         6.10 CERTAIN TAX MATTERS.

                  (a) S CORPORATION TAX RETURNS. After the Closing, the Purchaser shall cause the Corporations to have all federal and state income Tax Returns not yet due to be filed for all taxable periods ending on or before the Closing Date (the "S CORPORATION TAX RETURNS") prepared by Johnson & Associates at the Corporations' expense in a manner consistent with such Tax Returns as previously filed by the Corporations; and the Purchaser shall cause the Corporations to file such Tax Returns not later than the due dates (taking into account extensions) thereof. The parties shall cooperate with one another and provide access to all information, books and records as may be reasonably required for the preparation of these Tax Returns, any amendments thereto and any audits or examinations thereof. Prior to the Closing, each Corporation shall declare a dividend to the Sellers, as the then record holders of the shares in the Corporations, in an aggregate amount equal to 45% of the taxable income of the Corporation for the period commencing January 1, 1998 and ending on the Closing Date. The Purchaser shall cause the Corporations to pay such dividend to the Sellers within 30 days after the Closing Date. In the event that the Corporations do not pay in full such dividend to the Sellers within such 30 day period, then the Purchaser shall cause the Corporations to pay to the Sellers interest on the unpaid portion of such amount at a rate of ten percent (10%) per annum which shall accrue from the 31st day after the Closing Date to the date of actual payment. If such dividend distribution received by a Seller exceeds such actual personal tax liability of that Seller, then that Seller shall, within 30 days after the filing of the Seller's federal and Georgia state income tax returns, pay to the Purchaser such excess. In the event that the Seller does not pay such excess within such 30 day period, then the Seller shall pay to the Purchaser interest at a rate of ten percent (10%) per annum which shall accrue from the 31st day after filing to the date of actual payment. If such dividend distribution is less than such actual personal tax liability, then the Purchaser shall pay to the Seller such shortfall within 30 days of the filing of the Seller's federal and Georgia state income tax returns. In the event that the Purchaser does not pay such shortfall within such 30 day period, then the Purchaser shall pay to the Seller interest at a rate of ten percent (10%) per annum which shall accrue from the 31st day after filing to the date of actual payment.

                  (b) SECTION 338(h)(10) ELECTION. Notwithstanding SECTION 6.10(A) hereof, at the option of the Purchaser (the exercise of which option shall be effective upon delivery of written notice to the Sellers not more than six months after the Closing Date), the Sellers shall join the Purchaser in making elections under Section 338(h)(10) of the Code and Treasury Regulations Section 1.338(h)(10)-1(d) (and any corresponding elections under any applicable state and local Laws) (collectively, the "338(h)(10) ELECTIONS") with respect to the purchase and sale of the Shares from the Sellers hereunder. Within 30 days after the Purchaser's notice to the Sellers of its decision to make such 338(h)(10)

         Elections, the Sellers and the Purchaser shall exchange completed and executed copies of IRS Form 8023 and/or Form 8023-A (or other applicable form), required schedules thereto, and any similar forms required by any state or local Taxing Authority. The Sellers and the Purchaser shall in good faith use commercially reasonable efforts to promptly agree on such forms and the allocation of the "Modified Adjusted Deemed Sales Price," as defined in Treasury Regulations ss.1.338(h)(10)-(f), among the assets of the Corporations (the "ALLOCATION SCHEDULE"). The Sellers and the Purchaser each agree to file all Tax Returns in accordance with the Allocation Schedule. The Purchaser may, in its sole discretion, retain a nationally recognized independent appraiser acceptable to both the Sellers and the Purchaser to determine the fair market value of the assets of the Corporations. The fees and expenses of such appraiser shall be paid by the Purchaser. The Purchaser shall, promptly upon the filing of the Sellers' federal and Georgia state income tax returns, reimburse the Sellers for the additional Taxes payable by the Sellers by reason of the 338(h)(10) Elections, which, in the case of each Seller, shall be equal to the excess of (i) Taxes payable by the Seller computed taking the 338(h)(10) Elections into account (including, without limitation, any incremental Taxes payable by the Sellers as a result of any payment made to the Sellers pursuant to the provisions of this sentence) OVER
         (ii) the Taxes payable by the Seller computed as if the 338(h)(10) Elections had not been made. In the event that the Purchaser does not fully reimburse the Sellers for such amounts within 30 days of such filing, then the Purchaser shall also pay to the Sellers interest on the unpaid portion of such amounts at a rate of ten percent (10%) per annum which shall accrue from the 31st day after filing to the date of actual payment. The parties acknowledge that the Financial Statements do not include any provision for Taxes which may be or become payable as a result of the 338(h)(10) Elections.

                                  ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Purchaser:

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Sellers contained in Article II and elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, the Sellers, to the Purchaser, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein. The Corporations and the Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them on or prior to the Closing Date. The president of each Corporation shall have delivered to the Purchaser a certificate (which shall be addressed to the Purchaser and its lenders), dated the Closing Date, in the form designated EXHIBIT 7.1 hereto, certifying to the foregoing.

         7.2 CONSENTS AND APPROVALS. The Purchaser, the Sellers and each Corporation shall have obtained any and all consents, approvals, Orders, qualifications, licenses, Permits or other authorizations, including compliance with the Hart-Scott-Rodino Act, required by all applicable Regulations, Orders and Contracts of such Corporation or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement and the conduct of the business of such Corporation in the same manner after the Closing Date as before the Closing Date the failure to obtain which would have a Material Adverse Effect.

         7.3 OPINION OF THE SELLERS' COUNSEL. The Purchaser shall have received an opinion of King & Spalding (which will be addressed to the Purchaser and its lenders), dated the Closing Date, substantially in the form of EXHIBIT 7.3 hereto.

         7.4 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change since the Financial Statement Date. The Purchaser shall have received certificates (which shall be addressed to the Purchaser and its lenders), dated the Closing Date, of the president and chief financial officer of each Corporation, in the form of EXHIBIT 7.4 hereto, certifying to the foregoing.

         7.5 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, Regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         7.6 FINANCING. The Purchaser shall have obtained such financing on terms and in amounts as shall be satisfactory to the Purchaser to consummate the transactions provided for herein.

         7.7 CARRIER AGREEMENTS. The Corporations shall have entered into a new agreement with BellSouth Mobility, which agreement shall be in form and substance acceptable to Purchaser in its sole discretion.

         7.8 ACCOUNTING MATTERS. The Purchaser shall have received a certificate, dated the date hereof, of each Corporation's Chief Financial Officer in form and substance satisfactory to the Purchaser, as to the accuracy of all of such Corporation's financial statements for the fiscal years ending January 2, 1998 and December 31, 1996 and 1995.

         7.9 CONDITION OF ASSETS. Neither Corporation's assets and properties shall have been damaged or destroyed, prior to the Closing Date, by fire or other casualty, whether or not fully covered by insurance (except for reasonable deductibles) in an aggregate amount exceeding $100,000.

         7.10 TERMINATION OF AFFILIATE CONTRACTS. The Sellers shall have caused any Contracts between the Sellers and their Affiliates and either Corporation to terminate at Closing without any further liability to either Corporation, (i) including, without limitation, the Shareholders Agreement dated March 27, 1997 among the Sellers and Sosebee Enterprises, Inc., and (ii) excluding the real estate lease for the Corporations' headquarters located at 8611 Roswell Road, Atlanta, Georgia 30350.

         7.11 SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate, by the secretary of each Corporation, as to the charter and bylaws of such Corporation, the resolutions adopted by the directors and stockholders of such Corporation in connection with this Agreement, the incumbency of certain officers of such Corporation and the jurisdictions in which such Corporation is qualified to conduct business in the form of EXHIBIT 7.11 hereto.

         7.12 CERTIFICATES OF GOOD STANDING. At the Closing, each Corporation shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of such Corporation as of a date not more than fifteen (15) days prior to the Closing Date as a corporation organized under the laws of the state and as a foreign corporation authorized to do business under the laws of the jurisdictions listed in SCHEDULE 2.1(a) hereto.

         7.13 LEASES. All lessors under each Corporation's real property leases shall have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring material modification in the rights or obligations thereunder. Subject to the foregoing, neither Corporation's real property leases shall terminate, be subject to renegotiation or be limited or restricted in any way as a result of the transactions contemplated by this Agreement. The Corporations shall have delivered to the Purchaser estoppel letters from each third-party lessor of real estate from whom either Corporation leases real estate, substantially in the form of EXHIBIT 7.13 hereto.

         7.14 EMPLOYMENT AGREEMENTS. Messrs. Sosebee and Hill shall have each executed and delivered an employment agreement substantially in the form of
EXHIBIT 7.14 hereto providing for the continued employment of such persons with the Corporations and containing certain noncompetition provisions.

         7.15 RESIGNATIONS. The Sellers shall have caused each Corporation's directors to have resigned from the Board of Directors.

         7.16 ESCROW AGREEMENT. The Sellers shall have executed the Escrow Agreement substantially in the form of EXHIBIT 1.2(b).

         7.17 LTC COMMON STOCK. The average daily closing price of the LTC Common Stock on the Nasdaq National Market for the ten days preceding the fifth day prior to the Closing Date (the "CLOSING Price") shall not be greater than $20.00 per share.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

         Each and every obligation of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Sellers:

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Purchaser contained in Article III and elsewhere in this Agreement and all information contained in any schedule hereto delivered by, or on behalf of, the Purchaser to the Sellers, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein. The Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it on or prior to the Closing Date. The president of the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, in the form designated EXHIBIT 8.1 hereto, certifying to the foregoing.

         8.2 CONSENTS AND APPROVALS. The Sellers and the Corporations shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations, including compliance with the Hart-Scott-Rodino Act, required by all applicable Regulations, Orders or material Contracts of the Corporations or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement.

         8.3 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, Regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         8.4 ESCROW AGREEMENT. The Purchaser shall have executed the Escrow Agreement in substantially the form of EXHIBIT 1.2(b) hereto.

         8.5 EMPLOYMENT AGREEMENTS. Each Corporation shall have executed and delivered an employment agreement with each of Messrs. Sosebee and Hill substantially in the form of EXHIBIT 7.11 hereto.

         8.6 SECRETARY'S CERTIFICATE. The Sellers shall have received a certificate, by the secretary of the Purchaser, dated the Closing Date, as to the charter and bylaws of the Purchaser, the resolutions adopted by the directors of the Purchaser in connection with this Agreement, the incumbency of certain officers of the Purchaser and the jurisdictions in which the Purchaser is qualified to conduct business in the form of EXHIBIT 7.11 hereto.

         8.7 LTC COMMON STOCK. The Closing Price shall not be less than $7.00 per share.

                                   ARTICLE IX

                               REGISTRATION RIGHTS

         9.1 "PIGGY BACK" REGISTRATIONS.

                  (a) If at any time prior to the earlier of (i) the second anniversary of the Closing Date and (ii) the date on which each Seller may sell all 450,000 Shares then held by him pursuant to Rule 144 in a single transaction, the Purchaser shall determine to register the sale of any LTC Common Stock, either for its own account or the account of a security holder or holders exercising their registration rights under the Securities Act (other than pursuant to (x) an acquisition of or merger with another entity including, without limitation, a purchase of stock or assets or a transaction described under Rule 145 of the Securities Act, (y) a transaction registering securities convertible into LTC Common Stock, (z) Form S-8 or its successor forms) on any registration form which permits secondary sales and includes substantially the same information as would be required to be included in a registration statement covering the sale of LTC Shares, the Purchaser shall:

                           (i) Promptly give to each Seller written notice
                  thereof (which shall include the number of shares the Purchaser or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                           (ii) Use its reasonable best efforts to include in
                  such registration all the LTC Shares specified in a written request or requests made by the Sellers within ten (10) days after the date of receipt of the written notice from the Purchaser described in clause (i) above; provided, however, that prior to the first anniversary of the Closing Date, not more than an aggregate of 450,000 LTC Shares shall be requested by the Sellers to be included in all such registrations pursuant to this Article IX. If the underwriter advises the Purchaser (A) that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Purchaser may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among all shareholders who are entitled to include shares in such Registration Statement according to the number of shares of LTC Common Stock each such shareholder requested to be included in such registration statement, or
                  (B) that marketing considerations require a limitation on the number of shares offered by the management of the Purchaser pursuant to any registration statement, then such limitation on any shares that may, in the opinion of the underwriter, be sold by the management of the Purchaser will be imposed pro rata among all management shareholders who are entitled to include such shares in such registration statement according to the number of shares of LTC Common Stock each such management shareholder requested to be included in such registration statement.

                  (b) Each Seller agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Purchaser, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period (or such shorter period as shall be agreed to by the executive officers of the Purchasers) beginning on the effective date of any underwritten registration in which LTC Shares are included pursuant hereto (except as part of such underwritten registration) unless the underwriters managing the registered public offering and the Purchaser otherwise agree.

                  (c) Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be entitled to delay or withdraw any such filing and the Sellers' use of the related prospectus for any reason, including if the Purchaser determines that such filing would impede, delay, or interfere with any significant financing, acquisition, or other transaction involving the Purchaser or any Affiliate, or require disclosure of material information which the Purchaser has a bona fide business purpose for preserving as confidential.

         9.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
SECTION 9.1 shall be paid by the Purchaser. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the Sellers registered, pro rata on the basis of the number of their shares so registered.

         9.3 REGISTRATION PROCEDURES. In the case of each registration effected by the Purchaser pursuant to SECTION 9.1, the Purchaser shall keep each Seller advised in writing as to the initiation of each registration with respect to LTC Shares held by him and as to the completion thereof. At its expense, the Purchaser shall do the following for the benefit of such Sellers:

                  (a) use its reasonable best efforts to keep such registration effective for a period of one hundred twenty (120) days or until the Sellers have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

                  (b) use its reasonable best efforts to register or qualify the LTC Shares covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the Sellers may reasonably request; provided, that the Purchaser shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified, to take any action which would subject it to the service of process in suits other than those arising out of such registration or to subject itself to taxation in any such jurisdiction;

                  (c) furnish to each seller of securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                  (d) notify each Seller, at any time when a prospectus relating to LTC Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

                  (e) cause all such LTC Shares to be listed on each securities exchange on which the LTC Common Stock is then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such securities covered by such registration statement as a Nasdaq national market security within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure NASDAQ authorization for such securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD;

                  (f) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

                  (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, effecting a stock split or a combination of shares);

                  (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Purchaser's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any LTC Common Stock included in such registration statement for sale in any jurisdiction, the Purchaser shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

         9.4 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Seller may participate in any registration hereunder which is underwritten unless such Seller (i) agrees to sell such Seller's LTC Shares on the basis provided in any underwriting arrangements approved by the Purchaser (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         9.5 FURTHER INFORMATION. If LTC Shares owned by a Seller are included in any registration, then such Seller shall furnish the Purchaser with such information regarding itself as the Purchaser may reasonably request or as required by applicable law in connection with any registration qualification or compliance referred to in this Agreement.

         9.6 INDEMNIFICATION.

                  (a) The Purchaser shall, and hereby does, indemnify each Seller, with respect to which registration, qualification or compliance has been effected pursuant to this Article IX, and each underwriter, if any, and each Person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Purchaser of the Securities Act or the Exchange Act or the securities act of any state or any Regulation thereunder applicable to the Purchaser and relating to action or inaction required of the Purchaser in connection with any such registration, qualification or compliance, and shall reimburse each such Seller, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based solely on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Purchaser by such Seller or underwriter and stated to be specifically for use therein.

                  (b) Each Seller shall, if LTC Shares held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Purchaser, each of its directors and officers and each underwriter, if any, of the Purchaser's securities covered by such a registration statement, each person who controls the Purchaser or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, and the other Seller against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser's directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Purchaser by such Seller and stated to be specifically for use therein; provided, however, that the obligations of each Seller hereunder shall be limited to an amount equal to the net proceeds received by such Seller upon sale of his securities.

                  (c) Each party entitled to indemnification under this SECTION
         9.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnifying Party to give such notice shall not relieve the Indemnifying Party of its obligations under this

         SECTION 9.6 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party shall be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.

                                   ARTICLE X

                                     CLOSING

         10.1 CLOSING. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article XI hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on or prior to April 2, 1998, or on such other date (the "CLOSING DATE") designated by the Purchaser upon five days notice to the Corporations in the offices of the Purchaser's lenders' counsel, provided that the Closing shall not occur, in any event, after April 15, 1998.

         10.2 INTERVENING LITIGATION. If prior to the Closing Date any preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated herein for a period of fifteen days or longer, the Closing shall be adjourned at the option of either party for a period of not more than thirty days. If at the end of such thirty day period such injunction or Order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT

         11.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a) by mutual consent of the Purchaser and the Sellers;

                  (b) by the Purchaser or the Sellers if this Agreement is not consummated on or before April 15, 1998; provided that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this SECTION 11.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law; or

                  (c) by the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied in any material respect or if the Sellers are otherwise in default in any material respect under this Agreement;

                  (d) by the Purchaser if the Purchaser has refused in writing to accept an amendment to the Sellers' schedules pursuant to SECTION 2.36; or

                  (e) by the Sellers if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied in any material respect or if the Purchaser is otherwise in default in any material respect under this Agreement.

         11.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to SECTION 11.1 hereof, and subject to the proviso contained in SECTION 11.1(b) this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                   (b) all information received by any party hereto with respect to the business of any other party or the Corporations (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

                  (c) other than as provided in SECTION 13.15 no non-breaching party hereto shall have any liability or further obligation to any other party to this Agreement.

                                  ARTICLE XII

                       SURVIVAL OF TERMS; INDEMNIFICATION

         12.1 SURVIVAL. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (including the indemnification provisions set forth in this Article XII) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties, shall survive and continue for, and all claims with respect thereto shall be made prior to October 31, 1999, except for (i) the representations and warranties set forth in SECTIONS 2.5, 2.16 and 2.18 which shall survive until, and all claims with respect thereto shall be made within, sixty days after the expiration of the applicable statute of limitations, and
(ii) representations and warranties for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such claim until the final disposition thereof.

         12.2 LIMITATIONS.

                  (a) Notwithstanding any other provision hereof, in the absence of fraud, the aggregate amount of indemnifiable damages for which the Sellers shall be liable under this Article XII shall not exceed $12 million, other than with respect to (i) SECTION 12.3(b) and (ii) breaches of representations and warranties made by the Sellers in SECTIONS 2.5, 2.16 and 2.18.

                  (b) Neither party shall be required to indemnify the other party under SECTIONS 12.3(a), 12.3(e), 12.4(a) and 12.4(b) until the indemnifiable damages, individually or in the aggregate exceed $100,000 (the "BASKET RATE"), at which point such indemnifying party shall be responsible for all indemnifiable damages that may arise in excess of the Basket Rate; and provided that indemnifiable damages shall accumulate until such time as they exceed the Basket Rate, whereupon the party to be indemnified shall be entitled to seek indemnification for the amount of such damages in excess of the Basket Rate.

                  (c) The Sellers shall be entitled to a credit against any liability under Article XII to the extent and in the amount of insurance proceeds actually received by the Corporations pursuant to the terms of any insurance policy maintained by the Corporations as of the Closing Date. The Purchaser agrees it will not terminate any such insurance policy before the end of any period for which such policy has been fully paid for by the Corporations prior to the Closing Date.

         12.3 INDEMNIFICATION BY SELLERS. The Sellers jointly and severally agree to, and shall, indemnify the Purchaser and its subsidiaries and the Corporations after the Closing and their respective officers, directors, employees, shareholders, representatives and agents and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following ("PURCHASER LOSSES"):

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Corporations prior to Closing, or the Sellers in this Agreement or the Escrow Agreement.

                  (b) Any liability of the Corporation for any Tax accruing on or prior to January 2, 1998, but excluding any Taxes for which (and to the extent) there is an adequate accrual and reserve on the Financial Statements of the Corporation (and excluding any Taxes payable by reason of the 338(h)(10) Elections pursuant to SECTION 6.10).

                  (c) Any failure of any Seller to have good, valid and marketable title to the issued and outstanding Shares held by such Seller, free and clear of all Liens.

                  (d) Any Claim by a stockholder or former stockholder of the Corporation or any other Person seeking to assert: (i) ownership or rights to ownership of any shares of capital stock of the Corporation;
         (ii) any rights of a stockholder including any Option, preemptive rights or rights to receive notice or to vote; (iii) any rights under the Corporation's charter, bylaws or other constituent documents; or
         (iv) any Claim that his shares of capital stock were improperly repurchased by the Corporation.

                  (e) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

         The amount of each payment pursuant to this SECTION 12.3 shall be computed so as to protect the indemnitee from any loss on an after tax basis, taking into account the deductibility of any payment or loss of the indemnitee in respect of which payment is made and the deductibility of any payment pursuant to this SECTION 12.3.

         12.4 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to, and shall, indemnify the Sellers and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty or non-fulfillment of any obligation on the part of the Purchaser in this Agreement or the Escrow Agreement.

                  (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

                  (c) any amounts payable by the Purchaser or any Corporation to the Sellers pursuant to SECTION 1.3, SECTION 5.3, SECTION 6.10 or
         SECTION 9.6(a) hereof.

         12.5 THIRD-PARTY CLAIMS.

                  (a) Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "INDEMNITEE") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "INDEMNITOR") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee will, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this Article XII, would not be fully indemnified hereunder; or
         (iii) may have an adverse impact on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the tax liabilities, earnings or ongoing business relationships of the Indemnitee) or (vi) is for an alleged amount of less than $25,000. The Indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the case that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonable necessary to defend such audit, assessment or other proceeding in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article XII. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not assume the defense of any matter for which it is entitled to assume such defense as above provided, the Indemnitee shall have the full right to defend against any such Claim, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this paragraph, the Indemnitee shall not enter into any settlement for which an indemnification claim will be made hereunder without the approval of the Indemnitor, which will not be unreasonably withheld.

                  (b) Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor or Indemnitee shall have the right to settle any Claim against it, subject to the prior written approval of the other, which approval shall not be unreasonably withheld.

                  (c) An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or claim, (b) the Indemnitor shall not have employed counsel in the defense of such action or claim, or (c) such Indemnitee shall have reasonably concluded based upon the advice of counsel that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor; provided that no Indemnitor shall be liable to pay for more than one separate counsel for all Indemnitees in any single jurisdiction.

         12.6 SECURITY FOR THE INDEMNIFICATION OBLIGATION. Each Seller hereby agrees that, subject to the following provisions of this SECTION 12.6, any claims for indemnification by the Purchaser against the Sellers (or any of them) hereunder may be satisfied by the Purchaser by recourse against the Escrow Shares pursuant to the terms of the Escrow Agreement. All payments for indemnifiable damages made pursuant to this Article XII (including the cancellation of any Escrow Shares) shall be treated as adjustments to the Purchase Price. If the Escrow Shares are insufficient to set off any claim for indemnifiable damages made hereunder (or have been delivered to the holders prior to the making or resolution of such claim), then the Purchaser may take any action or exercise any remedy available to it against the Sellers by appropriate legal proceedings to collect such indemnifiable damages. To the extent the Escrow Shares are sufficient in value to cover all of the Purchaser's indemnification claims, then the Purchaser agrees to first seek indemnification against the Escrow Shares prior to seeking redress against any of the Seller's other assets.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

         13.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         13.3 CERTAIN DEFINITIONS.

                  "338(h)(10) ELECTION" shall have the meaning set forth in
         SECTION 6.10(b).

                  "ACCREDITED INVESTOR" shall have the meaning set forth in
         SECTION 2.34.

                  "AFFILIATE" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "ALLOCATION SCHEDULE" shall have the meaning set forth in
         SECTION 6.10(b).

                  "AUTHORITY" means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

                  "BASKET RATE" shall have the meaning set forth in SECTION 12.2(b).

                  "CERCLA": means Comprehensive Environmental Response Compensation and Liability Act of 1980.

                  "CERCLIS" means Comprehensive Environmental Response, Compensation, and Liability Information System.

                  "CLAIM" means any action, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "CLOSING" shall have the meaning set forth in SECTION 10.1.

                  "CLOSING DATE" shall have the meaning set forth in SECTION
         10.1.

                  "CLOSING PRICE" shall have the meaning set forth in SECTION 7.17.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

                  "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement dated as of July 8, 1997 among HIG Capital Management, Inc. and The Breckenridge Group, Inc., for itself and as representative of the Corporations.

                  "CONTESTED ADJUSTMENTS" shall have the meaning set forth in
         SECTION 1.3(b).

                  "CONTESTED ADJUSTMENT NOTICE" shall have the meaning set forth in SECTION 1.3(b).

                  "CONTRACT" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                  "EFFECTIVE DATE" shall have the meaning set forth in SECTION 1.3(a).

                  "EFFECTIVE DATE BALANCE SHEET" shall have the meaning set forth in SECTION 1.3(a).

                  "EFFECTIVE DATE NET WORTH" of the Corporations shall mean the Net Worth of the Corporations calculated in a manner consistent with the calculation of the Corporations' December 31, 1996 and 1995 year end financial statements and June 27, 1997 balance sheet and based on the Effective Date Balance Sheet.

                  "ENVIRONMENTAL LAW" shall mean any Regulation, Order, consent decree, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes.

                  "ENVIRONMENTAL PERMIT" shall mean Permits, certificates, approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Corporation's business.

                  "ESCROW AGENT" shall have the meaning set forth in SECTION 1.2(b).

                  "ESCROW AGREEMENT" shall have the meaning set forth in SECTION 1.2(b).

                  "ESCROW SHARES" shall have the meaning set forth in SECTION 13.6(a).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FINANCIAL STATEMENTS" shall have the meaning as set forth in
         SECTION 2.9.

                  "FINANCIAL STATEMENTS DATE" shall have the meaning as set forth in SECTION 2.9

                  "FRINGE BENEFIT ARRANGEMENTS" shall have the meaning as set forth in SECTION 2.18.

                  "GAAP" means generally accepted accounting principles, consistently applied, as in existence at the date hereof.

                  "GROUP" means two or more Persons or entities (or a combination thereof) acting as a partnership, limited partnership, syndicate or other form for any of the purposes contemplated in such section.

                  "GUARANTEE" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                  "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the Regulations promulgated thereunder, as amended from time to time.

                  "INCOME TAX" means any Tax on or measured by income.

                  "INDEBTEDNESS" with respect to any Person means any obligation of such Person for borrowed money, but in any event shall include (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due), (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) all Guarantees of such Person.

                  "INDEMNITEE" shall have the meaning set forth in SECTION 12.5.

                  "INDEMNITOR" shall have the meaning set forth in SECTION 12.5.

                  "KNOWLEDGE" means, with respect to each Corporation, the actual knowledge, after reasonable investigation, of either of Mr. Sosebee or Mr. Hill.

                  "LIABILITY POLICIES" means insurance contracts or policies applicable to the Corporation and the Subsidiaries including workers' compensation, general liability, property or other insurance policy that relate to liability or excess liability insurance including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions.

                  "LIEN" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction on transfer or otherwise, or interest of another Person of any kind or nature.

                  "LTC COMMON STOCK" means the common stock, par value $.01 per share, of the Purchaser.

                  "LTC SHARES" shall have the meaning set forth in SECTION 1.2.

                  "MATERIAL ADVERSE CHANGE" means any developments or changes which would have a Material Adverse Effect.

                  "MATERIAL ADVERSE EFFECT" means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect in respect of the Corporations' or Purchaser's (as the case may be) business, operations, properties, assets or financial condition taken as a whole.

                  "NET WORTH" means the amount by which the Corporations' assets exceed their total liabilities.

                  "NET WORTH SHORTFALL" means the amount by which the Corporations' Effective Date Net Worth is less than the Target Net Worth.

                  "NET WORTH SURPLUS" means the amount by which the Corporations' Effective Date Net Worth exceeds the Target Net Worth.

                  "OCCURRENCE" means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date which is caused or allegedly caused by any hazard or defect in manufacture, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, shipped, sold or delivered by or on behalf of the Corporation which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

                  "OPTION" means any subscription, option, warrant, right, security, Contract, commitment, understanding, outstanding or stock appreciation, phantom stock option, profit participation or arrangement by which (i) with respect the Corporation, the Corporation is bound to issue any additional shares of its capital stock or rights pursuant to which any Person has a right to purchase shares of the Corporation's capital stock or (ii) with respect to a Seller, the Seller is bound to sell or allow another Person to vote, encumber or control the disposition of any shares of the Corporation's capital stock or rights pursuant to which any Person has a right to purchase, vote, encumber or control the disposition of shares of the Corporation's capital stock from the Seller.

                  "ORDER" means any decree, order, judgment, injunction, rule, lien, voting right, consent of or by an Authority.

                  "PERMITS" means all permits, licenses, registrations, certificates, orders or approvals from any Authority or other Person (including without limitation those relating to the occupancy or use of owned or leased real property) issued to or held by the Corporation.

                  "PERMITTED LIENS" means (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets, taken as a whole, (iii) Liens reflected in the Financial Statements or the notes thereto, (iv) the rights of customers of the Corporation with respect to inventory or work in progress under orders or contracts entered into by the Corporation in the ordinary course of business, (v) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien, and (vi) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business.

                  "PERSON" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

                  "POLICIES" means all Contracts that insure (i) the Corporation's or any of its Subsidiaries properties, plant and equipment for loss or damage, and (ii) the Corporation or any of its Subsidiaries or their officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

                  "POST-CLOSING DATE PERIOD" means any taxable period ending after the Closing Date.

                  "PRE-CLOSING DATE PERIOD" means any taxable period ending on or before the Closing Date.

                  "PROPORTIONATE SHARE" means, with respect to each Seller, 50%.

                  "PROPRIETARY RIGHTS" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof.

                  "PROSPECTUS" shall have the meaning set forth in SECTION 2.34.

                  "PURCHASE PRICE" shall have the meaning set forth in SECTION 1.2.

                  "PURCHASER LOSSES" shall have the meaning set forth in SECTION 12.3.

                  "RECALLS" means manufacturer's product recall, rework or post-sale warning.

                  "REGISTER" means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.

                  "REGISTRATION EXPENSES" means all expenses incurred by the Purchaser in compliance with SECTION 9.1 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Purchaser, blue sky fees and expenses, reasonable fees and disbursements of its counsel who may act on behalf of the Sellers and other security holders, and the expense of any special audits incident to or required by any such registration.

                  "REGISTRATION STATEMENT" means the Purchaser's registration statement on Form S-1 (Registration No. 333-34595) in connection with its initial public offering of LTC Common Stock.

                  "REGULATION" means any rule, law, code, statute, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

                  "RESTRICTED AREA" shall have the meaning set forth in SECTION 6.6.

                  "RESTRICTED PERIOD" shall have the meaning set forth in
         SECTION 6.6.

                  "RULE 144" means Rule 144 under the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale of LTC Shares by the Seller pursuant to SECTION 9.1.

                  "SETTLEMENT AMOUNT CERTIFICATE" shall have the meaning set forth in SECTION 1.3(b).

                  "SETTLEMENT DATE" shall have the meaning set forth in SECTION 1.3(c).

                  "SHARES" shall have the meaning set forth in SECTION 1.1.

                  "SUBSIDIARY" any Person in which the Corporation has (i) an ownership interest, (ii) advanced funds or provided financial accommodations to which, in each case, is secured by an ownership interest in or has an Option to acquire an ownership interest in such Person.

                  "TARGET NET WORTH" means Four Million Seventy Seven Thousand and Twenty Five Dollars ($4,077,025.00).

                  "TAX RETURNS" means federal, state, foreign and local tax reports, returns, information returns and other documents.

                  "TAX" and "TAXES" means including without limitation income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties).

                  "TAXING AUTHORITIES" means Internal Revenue Service and any other Federal, state, or local authority which has the right to impose Taxes on the Corporation or the Sellers.

                  "TRANSACTION EXPENSE" shall have the meaning set forth in
         SECTION 13.15.

         13.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

           (a) If to the Sellers, to:       Richard Sosebee
                                            Cellular Warehouse, Inc.
                                            8611 Roswell Road
                                            Atlanta, Georgia 30350
                                            Frederick Hill
                                            Cellular Warehouse, Inc.
                                            8611 Roswell Road
                                            Atlanta, Georgia 30350


               with a copy to:              Bivens, Hoffman & Fowler
                                            5040 Roswell Rd.
                                            Atlanta, Georgia 30342
                                            Attn: L. Brown Bivens

or to such other person or address as the Corporation shall furnish by notice to the Purchaser in writing.

           (b) If to the Purchaser, to:   Let's Talk Cellular & Wireless, Inc.
                                          800 Brickell Avenue, Suite 400
                                          Miami, Florida  33131
                                          Attn: Nicolas Molina and
                                                Brett Beveridge

                                          HIG Capital Management, Inc.
                                          1001 South Bayshore Drive, Suite 2708
                                          Miami, Florida 33131
                                          Attn:  Douglas Berman

               with a copy to:            White & Case LLP
                                          200 South Biscayne Boulevard
                                          First Union Financial Center
                                          Miami, Florida  33131
                                          Attn: Jorge L. Freeland, Esq.

or to such other person or address as the Purchaser shall furnish by notice to the Corporation in writing.

         13.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens or security interests in respect of its rights and interests hereunder without the prior approval of the Sellers or the Corporation.

         13.6 GOVERNING LAW. The Agreement shall be governed by the law of the State of Georgia as to all matters, including but not limited to matters of validity, construction, effect and performance.

         13.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.8 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.9 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. Except for the Confidentiality Agreement, there are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         13.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS. The Corporation, the Purchaser, each Subsidiary and each of the Sellers hereby irrevocably submit to the jurisdiction of the state or federal courts located in Fulton County, Georgia in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         13.11 BINDING EFFECT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

         13.12 INJUNCTIVE RELIEF. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         13.13 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this

Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, provided under this Agreement shall be cumulative and not alternative.

         13.14 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         13.15 EXPENSES. The Purchaser shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Sellers shall each bear their own and the Corporation's expenses, including without limitation, brokerage or finders fees and legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

         13.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Amended and Restated Stock Purchase Agreement the date first hereinabove set forth.

                                            LET'S TALK CELLULAR & WIRELESS, INC.

                                            By: /s/ NICOLAS MOLINA
                                                -------------------------------
                                                Title: Chief Executive Officer

                                            THE SELLERS

Number                                      Names and Addresses
of Shares                                   of Sellers

Cellular Warehouse, Inc. - 500 shares       By: /s/ RICHARD J. SOSEBEE
Sosebee Enterprises, Inc. - 500 shares          --------------------------------
                                                Richard J. Sosebee

                                            Address: 445 HEARDS FERRY ROAD
                                                     ATLANTA, GA  30328
                                                     ---------------------------




Cellular Warehouse, Inc. - 500 shares       By:  /s/ FREDERICK L. HILL, III
Sosebee Enterprises, Inc. - 500 shares          --------------------------------
                                                FREDERICK L. HILL, III

                                            Address: 1085 Carroustie Lane
                                                     Alpharetta, GA  30005
                                                     ---------------------------